UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 13, 2013

Commission File Number: 001-35768

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	26-4480276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 840-2410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
Jon Milton Peterson was elected a director of WashingtonFirst Bankshares, Inc. (the “Company”) at the regular meeting of the board of directors on December 9, 2013 to fill an existing vacancy on the board. Mr. Peterson will serve on the Executive Loan Committee. Pursuant to the Company’s articles of incorporation and Virginia law, Mr. Peterson will stand for re-election at the Company’s 2014 Annual Meeting of Stockholders.
In connection with his election and consistent with the Company’s standard compensation arrangements for non-employee directors, Mr. Peterson will receive an annual retainer of $10,000, pro rated for the period of his service, and will receive a fee of $150 for each special board meeting and for each regular board meeting in excess of ten during the board year, $150 for each Committee meeting attended in person and $75 for each Executive Loan Committee meeting.
Mr. Peterson is the Senior Vice President of Commercial and Business Development of The Peterson Companies, a real estate development business founded by Mr. Peterson's father, Milton Peterson. He has worked at the business, previously known as Hazel/Peterson Companies, since 1986.
The Company issued a news release announcing the appointment of Mr. Peterson on December 13, 2013. A copy of the news release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits. Press Release dated December 13, 2013

Number	Description
99.1	Press Release dated December 13, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTONFIRST BANKSHARES, INC.

December 13, 2013	/s/ Richard D. Horn
Date	Richard D. Horn
General Counsel and Secretary

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